SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)  October 1, 2009

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On October 1, 2009, MTR Gaming Group, Inc. (the “Registrant” or “MTR”) and David R. Hughes, the Corporate Executive Vice President and Chief Financial Officer of MTR, entered into an Amended and Restated Employment Agreement (the “Agreement”) pursuant to which MTR agreed to continue to employ Mr. Hughes, and Mr. Hughes agreed to continue to serve MTR in the capacity indicated in the Agreement, from October 1, 2009, to August 11, 2011, on the terms and conditions set forth in the Agreement. The Agreement amended and restated Mr. Hughes’ Employment Agreement with MTR dated May 15, 2008, as amended on October 16, 2008. Mr. Hughes’ initial Employment Agreement, as  amended, provided that he would serve MTR for a two-year term until May 15, 2010 (accordingly, the Agreement represents an extension of employment from May 15, 2010 to August 11, 2011).

The Agreement includes a provision, pursuant to which, in the event of termination of employment in connection with a change of control as defined in the Agreement, Mr. Hughes would receive a severance payment equal to (i) an amount equal to two times Mr. Hughes’ then annual base salary, and (ii) an additional monthly amount so Mr. Hughes, his spouse and dependents shall be able to receive certain health benefits coverage as provided by the Agreement.

The Agreement also added a provision that provides that if MTR and Mr. Hughes are unable to reach an agreement to extend the term of Mr. Hughes’ employment for at least one additional year, then at the expiration of the Agreement, MTR shall pay Mr. Hughes (i) all his unpaid base salary, (ii) the discretionary cash bonus payable to him for the balance of his term of employment, and (iii) severance benefits of (x) an amount equal to Mr. Hughes’ base salary for the final year of his term, (y) an amount equal to Mr. Hughes’ discretionary cash bonus as provided by the Agreement, and (z) a monthly amount so that Mr. Hughes, his spouse and dependents will be able to continue to receive such health benefits received during Mr. Hughes’ term of employment until the earlier of August 11, 2012, or a date upon which Mr. Hughes accepts employment with, or provides service to, any other business or entity for compensation.

The Agreement added an additional provision that provides that if (i) Mr. Hughes’ responsibilities are substantially reduced or altered, (ii) his base salary is reduced without his consent, (iii) his offices are relocated anywhere other than within a fifty mile radius of MTR’s satellite office in Wexford, Pennsylvania, (iv) Robert Griffin ceases to serve as MTR’s CEO, or (v) Mr. Hughes’ reporting line of authority is altered so he no longer reports directly to the CEO, Mr. Hughes may terminate his employment and MTR shall pay Mr. Hughes (i) all his unpaid base salary, (ii) the discretionary cash bonus payable to him for the balance of his term of employment, and (iii) severance benefits of (x) an amount equal to Mr. Hughes’ annual base salary, (y) an amount equal to Mr. Hughes’ discretionary cash bonus as provided by the Agreement, and (z) a monthly amount so that Mr. Hughes, his spouse and dependants will be able to continue to receive such health benefits received during Mr. Hughes’ term of employment until the earlier of the second anniversary of Mr. Hughes’ termination of the Agreement or the date on which he accepts employment with or provides service to any other business or entity for compensation.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/s/ David R. Hughes
David R. Hughes
Corporate Executive Vice President and Chief Financial Officer
Date:	October 1, 2009